EXHIBIT 10.3

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

Agreement dated July 23, 2010 between Sterling National Bank, a national banking association having an address at 500 Seventh Avenue, New York, New York 10018 (“Secured Party”) and Coffee Holding Co., Inc. a Nevada corporation and Organic Products Trading Company LLC, a Delaware limited liability company with its principal and executive offices located at 3475 Victor), Boulevard, Staten Island, New York 10314 (“Debtor”).

RECITALS

1.           Debtor and Secured Party have entered into a Loan and Security Agreement February 17, 2009 (the “Security Agreement”), as modified by that certain Loan Modification Agreement dated July 22, 2010 (the “Loan Modification Amendment,” and together with the Loan and Security Agreement, the “Security Documents”). All capitalized terms used in this Amendment and not defined in this Amendment shall have the meanings ascribed to them in the Loan and Security Agreement.

2.           Pursuant to the Security Documents, Debtor has obtained loans and advances from Secured Party from time to time.

3.           Debtor desires to continue to obtain such loans from Secured Party and Secured Party is willing to continue to make such loans.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings hereinafter set forth, it is hereby agreed, by and between parties hereto, as follows:

AGREEMENT

1.           Paragraph 6.4.5, is hereby amended to state that Debtor, Coffee Holding Co., Inc., shall be permitted to declare and pay a quarterly dividend of not more than 3 cents per share per quarter.

2.           Except as set forth herein, all terms and provisions of the Security Documents shall remain unchanged.

COFFEE HOLDING CO., INC.

By:	/s/ Andrew Gordon
Andrew Gordon
President

ORGANIC PRODUCTS TRADING COMPANY LLC

By:	/s/ Andrew Gordon
Andrew Gordon
Manager

ACCEPTED on July 23, 2010

STERLING NATIONAL BANK

By:	/s/ Murray R. Markowitz
Murray R. Markowitz
First Vice President

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